UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 15, 2011, Dawn G. Lepore informed The New York Times Company (the “Company”) of her decision to resign from the Company’s Board of Directors, effective on that date, in order to pursue other professional interests. Ms. Lepore was Chairman, President and Chief Executive Officer of drugstore.com, inc., a publicly traded online provider of health, beauty, vision and pharmacy products, until its acquisition by Walgreens on June 3, 2011. Ms. Lepore is currently serving as a strategic advisor to Walgreens for a transition period. Ms. Lepore’s decision to resign as a director was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Ms. Lepore had served as a Director of the Company since 2008, and was a member of the Audit Committee and Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: June 21, 2011	By:	/s/ Kenneth A. Richieri
Kenneth A. Richieri
Senior Vice President and General Counsel